Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-178302) of Ecolab Inc. of our report dated June 26, 2013, appearing in this annual report on Form 11-K of the Ecolab Puerto Rico Savings Plan as of and for the year ended December 31, 2012.

/s/McGladrey LLP
McGladrey LLP

Minneapolis, Minnesota
June 26, 2013